                                                                      EXHIBIT 21



                SUBSIDIARIES OF AMERICAN BUSINESS PRODUCTS, INC.


         The subsidiaries of the Company as of March 16, 1998, all of which are wholly-owned, are set forth below:

           NAME                       STATE OF INCORPORATION
           ----                       ----------------------
BookCrafters USA, Inc.                       Michigan
Curtis 1000 Inc.                             Georgia
Discount Labels, Inc.                        Indiana
International Envelope Company               Delaware
Jen-Coat, Inc.                               Massachusetts
Vanier Graphics Corporation                  California

         The results of operations of all subsidiaries described above are included in the Consolidated Financial Statements incorporated by reference in this Annual Report on Form 10-K.